Exhibit 99(c)

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2003			2002
(In millions, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ASSETS
Cash and due from banks	$11,178	13,088	13,161	12,264	11,930
Interest-bearing bank balances	3,664	7,539	4,855	3,512	3,561
Federal funds sold and securities purchased under resale agreements	22,491	13,854	11,092	9,160	7,132

Total cash and cash equivalents	37,333	34,481	29,108	24,936	22,623

Trading account assets	36,392	40,436	34,678	33,155	35,902
Securities	87,176	73,764	73,339	75,804	72,071
Loans, net of unearned income	165,925	162,833	164,222	163,097	157,542
Allowance for loan losses	(2,631)	(2,704)	(2,747)	(2,798)	(2,847)

Loans, net	163,294	160,129	161,475	160,299	154,695

Premises and equipment	4,746	4,635	5,118	4,903	5,422
Due from customers on acceptances	732	1,074	1,485	1,051	1,080
Goodwill	11,094	10,907	10,869	10,880	10,810
Other intangible assets	1,353	1,321	1,445	1,554	1,675
Other assets	46,647	37,538	30,547	29,257	29,602

Total assets	$388,767	364,285	348,064	341,839	333,880

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	45,493	48,081	46,348	44,640	44,186
Interest-bearing deposits	158,002	153,211	149,489	146,878	143,599

Total deposits	203,495	201,292	195,837	191,518	187,785
Short-term borrowings	65,474	49,123	44,812	41,173	36,350
Bank acceptances outstanding	743	1,078	1,492	1,061	1,093
Trading account liabilities	23,959	25,141	20,896	22,900	22,210
Other liabilities	22,643	17,287	13,039	13,447	14,579
Long-term debt	37,541	37,051	39,204	39,662	39,758

Total liabilities	353,855	330,972	315,280	309,761	301,775

Minority interest	2,099	849	517	—	—

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at September 30, 2003	—	—	—	—	2
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.328 billion shares at September 30, 2003	4,427	4,440	4,484	4,524	4,577
Paid-in capital	17,882	17,784	17,903	18,070	18,233
Retained earnings	8,829	8,106	7,778	7,349	7,221
Accumulated other comprehensive income, net	1,675	2,134	2,102	2,135	2,072

Total stockholders’ equity	32,813	32,464	32,267	32,078	32,105

Total liabilities and stockholders’ equity	$388,767	364,285	348,064	341,839	333,880

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	2003			2002
(In millions, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
INTEREST INCOME
Interest and fees on loans	$2,342	2,391	2,407	2,538	2,558
Interest and dividends on securities	874	900	939	978	935
Trading account interest	170	179	174	158	179
Other interest income	301	224	196	203	240

Total interest income	3,687	3,694	3,716	3,877	3,912

INTEREST EXPENSE
Interest on deposits	534	619	639	832	847
Interest on short-term borrowings	332	321	306	295	310
Interest on long-term debt	208	234	257	280	289

Total interest expense	1,074	1,174	1,202	1,407	1,446

Net interest income	2,613	2,520	2,514	2,470	2,466
Provision for loan losses	81	195	224	308	435

Net interest income after provision for loan losses	2,532	2,325	2,290	2,162	2,031

FEE AND OTHER INCOME
Service charges	439	426	430	421	432
Other banking fees	257	248	233	236	232
Commissions	732	459	412	454	440
Fiduciary and asset management fees	657	470	464	447	448
Advisory, underwriting and other investment banking fees	216	220	145	190	149
Trading account profits (losses)	(6)	69	100	(42)	(71)
Principal investing	(25)	(57)	(44)	(105)	(29)
Securities gains	22	10	37	46	71
Other income	351	321	301	331	218

Total fee and other income	2,643	2,166	2,078	1,978	1,890

NONINTEREST EXPENSE
Salaries and employee benefits	2,109	1,748	1,699	1,681	1,588
Occupancy	220	190	197	202	195
Equipment	264	238	234	255	234
Advertising	38	34	32	16	20
Communications and supplies	156	136	141	143	136
Professional and consulting fees	109	104	99	126	111
Other intangible amortization	127	131	140	147	152
Merger-related and restructuring expenses	148	96	64	145	107
Sundry expense	386	311	288	327	402

Total noninterest expense	3,557	2,988	2,894	3,042	2,945

Minority interest in income of consolidated subsidiaries	55	16	9	—	—

Income before income taxes and cumulative effect of a change in accounting principle	1,563	1,487	1,465	1,098	976
Income taxes	475	455	438	203	60

Income before cumulative effect of a change
in accounting principle	1,088	1,032	1,027	895	916
Cumulative effect of a change in accounting principle, net of income taxes	17	—	—	—	—

Net income	1,105	1,032	1,027	895	916
Dividends on preferred stock	—	1	4	4	3

Net income available to common stockholders	$1,105	1,031	1,023	891	913

PER COMMON SHARE DATA
Basic
Income before change in accounting principle	$0.83	0.77	0.77	0.66	0.67
Net income	0.84	0.77	0.77	0.66	0.67
Diluted
Income before change in accounting principle	0.82	0.77	0.76	0.66	0.66
Net income	0.83	0.77	0.76	0.66	0.66
Cash dividends	$0.35	0.29	0.26	0.26	0.26
AVERAGE COMMON SHARES
Basic	1,321	1,333	1,335	1,350	1,362
Diluted	1,338	1,346	1,346	1,360	1,374

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Nine Months Ended September 30,
(In millions, except per share data)	2003	2002
INTEREST INCOME
Interest and fees on loans	$7,140	7,758
Interest and dividends on securities	2,713	2,697
Trading account interest	523	507
Other interest income	721	747

Total interest income	11,097	11,709

INTEREST EXPENSE
Interest on deposits	1,792	2,598
Interest on short-term borrowings	959	896
Interest on long-term debt	699	862

Total interest expense	3,450	4,356

Net interest income	7,647	7,353
Provision for loan losses	500	1,171

Net interest income after provision for loan losses	7,147	6,182

FEE AND OTHER INCOME
Service charges	1,295	1,277
Other banking fees	738	709
Commissions	1,603	1,329
Fiduciary and asset management fees	1,591	1,438
Advisory, underwriting and other investment banking fees	581	491
Trading account profits	163	66
Principal investing	(126)	(161)
Securities gains	69	123
Other income	973	755

Total fee and other income	6,887	6,027

NONINTEREST EXPENSE
Salaries and employee benefits	5,556	4,916
Occupancy	607	584
Equipment	736	691
Advertising	104	64
Communications and supplies	433	402
Professional and consulting fees	312	295
Other intangible amortization	398	481
Merger-related and restructuring expenses	308	242
Sundry expense	985	965

Total noninterest expense	9,439	8,640

Minority interest in income of consolidated subsidiaries	80	—

Income before income taxes and cumulative effect of a change in accounting principle	4,515	3,569
Income taxes	1,368	885

Income before cumulative effect of a change in accounting principle	3,147	2,684
Cumulative effect of a change in accounting principle, net of income taxes	17	—

Net income	3,164	2,684
Dividends on preferred stock	5	15

Net income available to common stockholders	$3,159	2,669

PER COMMON SHARE DATA
Basic
Income before change in accounting principle	$2.37	1.96
Net income	2.38	1.96
Diluted
Income before change in accounting principle	2.34	1.95
Net income	2.35	1.95
Cash dividends	$0.90	0.74
AVERAGE COMMON SHARES
Basic	1,330	1,359
Diluted	1,343	1,372